EXHIBIT 99

MERITAGE HOSPITALITY GROUP INC.
1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, MI 49525
_________________
Telephone: (616) 776-2600
Facsimile: (616) 776-2776
www.meritagehospitality.com

FOR IMMEDIATE RELEASE
CONTACT:
Gary A. Rose
Chief Financial Officer
Meritage Hospitality Group Inc.
616/776-2600

MERITAGE REPORTS THIRD QUARTER 2005 RESULTS;
28th CONSECUTIVE QUARTER OF SALES GROWTH

        GRAND RAPIDS, Michigan, October 4, 2005. Meritage Hospitality Group Inc. (AMEX: MHG), the nation’s only publicly traded Wendy’s franchisee and O’Charley’s franchisee, today announced net sales for the third fiscal quarter ended August 28, 2005, increased 4.4% to $14.7 million, compared to $14.1 million during the same period last year. Meritage reported a net loss for the quarter of $460,000 or $0.11 per share, compared to net earnings of $126,000 or $0.00 per common share for the same period last year.

        Net sales for the nine months ended August 28, 2005, increased 5.4% to $41.8 million, compared to $39.6 million during the same period last year. Meritage reported a net loss for the nine month period of $3,273,370 or $0.69 per share, compared to a net loss of $279,203 or $0.11 per share for the same period last year.

        Meritage’s Chief Executive Officer, Robert E. Schermer, stated, “We are pleased our restaurant business delivered the 28th consecutive quarter of sales increases in what has been a very competitive industry. This continued sales growth underscores our long-term commitment to business growth and intent to create long-term value for our shareholders.”

        In the third quarter, we continued with our previously reported strategy of funding a portion of the O’Charley’s expansion with proceeds from real estate sale and leaseback transactions involving our Wendy’s restaurants. These transactions result in the immediate recognition of debt extinguishment charges as well as significant state tax expense. However, on the positive side, the sale and leaseback transactions in fiscal 2005 have generated cash proceeds of $15.5 million, permitted the Company to pay down $8.8 million of long-term debt, and resulted in deferred long-term gains of $6.3 million.

        Various factors affected our bottom line in the third quarter including prepayment penalties from the sale and leaseback transactions, expenses associated with the rapid expansion of our O’Charley’s restaurants, increased competition, a weak Michigan economy, and the effects of higher gas prices and beef costs. In addition, our franchisor, Wendy’s International, is experiencing difficulties that affect our Company and the entire Wendy’s system. We believe many of these difficulties are in areas where our Company has limited or no control. Areas where Meritage maintains limited or no control include national advertising, marketing, menu and product engineering, menu pricing and supply chain/food costs. Despite this, operations at our Wendy’s unit level continue to demonstrate exceptional performance metrics. All 48 stores are “sparkle certified” meaning each store received the franchise system’s highest grades in food safety, food quality, cleanliness and service. Likewise, our O’Charley’s franchisor has recognized Meritage’s restaurants for outstanding levels of service.

        Schermer continued, “Due to the factors noted above, 2005 has been a challenging year. However, I continue to believe that our results provide an incomplete picture of the progress relating to our strategic development plans. Through its O’Charley’s development efforts, Meritage is creating a diversified portfolio to hedge against the uncertainties and risks of geographical concentration and single brand identity.”

        Meritage is one of the nation’s premier franchise operators currently operating 52 restaurants. The Company operates 48 “Wendy’s Old Fashioned Hamburgers” restaurants throughout Western and Southern Michigan, serving more than nine million customers annually. Meritage has been one of the fastest growing Wendy’s franchisees within the Wendy’s franchise system over the past several years.

        Meritage is also the nation’s first O’Charley’s franchisee with four O’Charley’s restaurants in operation and additional restaurants under development. Meritage holds the right to develop O’Charley’s restaurants throughout Michigan.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

        Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of the Company. Any forward-looking statement speaks only as of the date made. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Meritage undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

        Statements concerning expected financial performance, business strategies and action which Meritage intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, without limitation: competition; changes in the national or local economy; changes in consumer tastes and eating habits; concerns about the nutritional quality of our restaurant menu items; concerns about consumption of beef or other menu items due to diseases including E. coli, hepatitis, and mad cow; promotions and price discounting by competitors; severe weather; changes in travel patterns; road construction; demographic trends; the cost of food, labor and energy; the availability and cost of suitable restaurant sites; delays in scheduled restaurant openings; the ability to finance expansion; interest rates; insurance costs; the availability of adequate managers and hourly-paid employees; directives issued by the franchisor regarding operations and menu pricing; the general reputation of Meritage’s and its franchisors’ restaurants; legal claims; and the recurring need for renovation and capital improvements. In addition, Meritage’s expansion into the casual dining restaurant segment as a franchisee of O’Charley’s subjects Meritage to additional risks including, without limitation, unanticipated expenses or difficulties in securing market acceptance of the O’Charley’s restaurant brand, the ability of our management and infrastructure to successfully implement the O’Charley’s development plan in Michigan, and our limited experience in the casual dining segment. Also, Meritage is subject to extensive government regulations relating to, among other things, zoning, public health, sanitation, alcoholic beverage control, environment, food preparation, minimum and overtime wages and tips, employment of minors, citizenship requirements, working conditions, and the operation of its restaurants. Because Meritage’s operations are concentrated in certain areas of Michigan, a marked decline in Michigan’s economy, or in the local economies where our restaurants are located, could adversely affect our operations.

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended August 28, 2005 and August 29, 2004
(Unaudited)

	August 28, 2005	August 29, 2004
Food and beverage revenue	$14,733,782	$14,105,882

Costs and expenses
Cost of food and beverages	4,146,612	3,821,248
Operating expenses	9,070,445	7,959,420
General and administrative expenses	932,448	891,020
Depreciation and amortization	675,652	682,189

Total costs and expenses	14,825,157	13,353,877

(Loss) earnings from operations	(91,375)	752,005

Other income (expense)
Interest expense	(511,974)	(747,508)
Debt extinguishment charges	(59,859)	-
Interest income	52,640	12,743
Other income, net	(593)	-
Gain on sale of non-operating property	150,964	-

Total other expense	(368,822)	(734,765)

(Loss) earnings before income taxes	(460,197)	17,240
Income taxes	-	108,500

Net (loss) earnings	(460,197)	125,740

Dividends on preferred stock	106,642	106,642

Net (loss) earnings on common shares	$(566,839)	$19,098

Net loss per common share - basic and diluted	$(0.11)	$0.00

Weighted average shares outstanding - basic	5,343,009	5,258,752

Weighted average shares outstanding - diluted	5,343,009	5,623,515

Meritage Hospitality Group Inc. and Subsidiaries
Consolidated Statements of Operations
For the Nine Months Ended August 28, 2005 and August 29, 2004
(Unaudited)

	August 28, 2005	August 29, 2004
Food and beverage revenue	$41,762,290	$39,633,268

Costs and expenses
Cost of food and beverages	11,804,290	10,776,735
Operating expenses	26,345,021	22,869,338
General and administrative expenses	2,939,672	2,525,870
Depreciation and amortization	1,991,766	2,052,896

Total costs and expenses	43,080,749	38,224,839

(Loss) earnings from operations	(1,318,459)	1,408,429

Other income (expense)
Interest expense	(1,584,235)	(1,960,551)
Debt extinguishment charges	(567,576)	-
Interest income	125,351	23,219
Other income, net	1,906	4,400
Gain on sale of non-operating property	150,964	136,800

Total other expense	(1,873,590)	(1,796,132)

Loss before income taxes	(3,192,049)	(387,703)

Income taxes	81,321	108,500

Net loss	(3,273,370)	(279,203)

Dividends on preferred stock	426,568	326,568

Net loss on common shares	$(3,699,938)	$(605,771)

Net loss per common share - basic and diluted	$(0.69)	$(0.11)

Weighted average shares outstanding - basic and diluted	5,353,717	5,289,635